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                                                                    EXHIBIT 23.6

                          CONSENT OF ANDREI M. MANOLIU

     The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of 3dfx Interactive, Inc. ("3dfx") upon the consummation of the merger of GigaPixel Corporation and 3dfx.

Signature: /s/ Andrei M. Manoliu
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Date:    June 5, 2000